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MOORE CORPORATION LIMITED

2001 LONG TERM INCENTIVE PLAN




















Scotia Plaza
40 King Street West, Suite 3501
Toronto, Canada M5H 3Y2





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MOORE CORPORATION LIMITED

2001 LONG TERM INCENTIVE PLAN

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                                Table of Contents                      Page No.

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SECTION 1.  GENERAL PROVISIONS.................................................1
     1.1.        Purpose.......................................................1
     1.2.        Administration................................................1
     1.3.        Participation.................................................2
     1.4.        Shares Available..............................................2
     1.5.        Withholding...................................................3
     1.6.        Expenses......................................................3
     1.7.        Non-exclusivity...............................................3
     1.8.        Subsidiary....................................................4
     1.9.        Amendment.....................................................4
     1.10.       Laws..........................................................4
     1.11.       Effective Date................................................5

SECTION 2.  STOCK OPTIONS......................................................5
     2.1.        Stock Option Grants...........................................5
     2.2.        Option Price..................................................6
     2.3.        Exercise of Options...........................................6
     2.4.        Participant Not a Shareholder.................................7

SECTION 3.  RESTRICTED STOCK AWARDS............................................8
     3.1.        Restricted Stock Awards.......................................8
     3.2.        Terms and Conditions..........................................8

SECTION 4.  SPECIAL STOCK AWARDS...............................................9
     4.1.        Special Stock Award Grants....................................9
     4.2         Foreign Grants................................................9


APPENDIX A...................................................................A-1

APPENDIX B...................................................................B-1


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         SECTION 1. GENERAL PROVISIONS

1.1.     Purpose

         The purpose of the Moore Corporation Limited 2001 Long Term Incentive Plan (the "Plan") is to advance the interests of Moore Corporation Limited (the "Corporation" and, together with its Subsidiaries, "Moore") by (i) providing certain of its key employees with additional incentive; (ii) encouraging stock ownership by such employees, thereby increasing their proprietary interest in the success of Moore; (iii) encouraging them to remain employees of Moore; (iv) attracting new key employees and (v) continuing to align the interests of the Corporation's directors with those of its shareholders.

1.2.     Administration

     (a) The Plan shall be administered: (I) with respect to Employees (as defined below), by the Management Resource Committee of the Board of Directors of the Corporation (the "Board") or such other committee (the "Board Committee") as the Board may appoint from time to time and (ii) with respect to non-Employee Directors (as defined below), by the Board. The administrators of the Plan, whether the Board Committee, with respect to Employee Participants, or the Board, with respect to non-Employee Director Participants, are referred to herein as the Committee.

     (b) Subject to the limitations of the Plan, the Committee shall have the authority: (i) to select from the regular, full-time salaried key employees of Moore (the "Employee" or "Employees") those who, together with the Corporation's directors ("Directors") shall participate in the Plan (the "Participant" or "Participants"); (ii) to make grants under the Plan, subject to ratification of any grants by the Board, which relate to the issue of shares of the Corporation, and any limitations, restrictions and conditions upon such grants; (iii) to interpret the Plan and to adopt, amend and rescind such administrative guidelines and other rules and regulations relating to the Plan as it shall from time to time deem advisable, including, without limitation, special guidelines and provisions for persons who are residing in, or subject to, the taxes of, differing countries; and (iv) to make all other determinations and to take all other actions in connection with the implementation and administration of the Plan as it may deem necessary or advisable or as the Board may direct. The Committee's determinations on matters within its authority shall be conclusive and binding upon Moore and all other persons.

     The Corporation, the Board or the Committee may consult with professional advisors, including, without limitation, legal counsel, who may be counsel for the Corporation or other counsel, with respect to its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.



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1.3.     Participation

         Employee participants shall be selected by the Committee from the Employees. In making this selection and in making decisions as to the form and amount of grants, the Committee may give consideration to (i) the functions and responsibilities of the Employee; (ii) his or her past, present and potential contributions to the profitability and growth of Moore; (iii) the value of his or her services to Moore; and (iv) other factors deemed relevant by the Committee. All Directors may participate in the Plan.

         Participation in the Plan is entirely voluntary. Neither this Plan nor the grant of any award hereunder shall give any Participant or other Employee any right with respect to continuance of employment by Moore, nor shall they be a limitation in any way on the right of Moore to terminate his or her employment at any time. Moore does not assume responsibility for the income and other tax consequences for the Participants, who are advised to consult with their own tax advisors.

1.4.     Shares Available

     (a) All shares issued under the Plan shall be common shares in the capital stock of the Corporation ("Common Shares").

         The maximum aggregate number of Common Shares which may be issued for all purposes under the Plan shall be two million five hundred thousand (2,500,000), subject to adjustment as provided in paragraph (b). The aggregate number of Common Shares reserved for issuance which may be issued to any one person under the Plan shall not exceed 5% of the outstanding Common Shares of the Corporation (on a non-diluted basis) less the aggregate number of Common Shares and Series 1 Preference Shares reserved for issuance to such person under any other stock option plan, options for services, inducement options or stock purchase plans. The total number of restricted stock awards ("Restricted Stock") and Special Stock Awards which may be granted in any fiscal year and during the term of the Plan may not exceed the lesser of one percent of the total outstanding capital of the Corporation and 880,000 Common Shares. The aggregate number of Common Shares reserved for issuance which may be issued to the non-employee Directors as a whole shall not exceed three hundred and seventy-five thousand (375,000) Common Shares.

         Subject to the provisions of the prior paragraph, the maximum number of Common Shares subject to a stock option (an "Option") which may be granted to any Participant during any fiscal year of the Corporation during the term of the Plan shall not exceed five hundred thousand (500,000) Common Shares (subject to adjustment as provided in paragraph (b)). The maximum number of Common Shares subject to an award of Restricted Stock which may be granted to any Participant during any fiscal year of the Corporation during the term of the Plan shall not exceed one hundred thousand (100,000) Common Shares (subject to adjustment as provided in paragraph (b)). The limits set forth in this paragraph are not individual limits on the number of Common Shares subject to Special Stock Awards which may be granted hereunder; awards of Special Stock Awards are only subject to the overall maximum limits set forth in the prior paragraph.

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                                      -3-


         Any Common Shares subject to an Option which has been granted under the Plan and which for any reason is cancelled or terminated without having been exercised in full shall again be available for grants and awards under the Plan. Common Shares issued under the Plan as Restricted Stock which is forfeited for any reason prior to vesting shall not be available for further grants or awards under the Plan. No fractional shares shall be issued, and the Committee shall determine the manner in which fractional share values shall be treated.

     (b) In the event of any change in the number of outstanding Common Shares by reason of any stock dividend or split, recapitalization, reorganization, merger, amalgamation, consolidation, combination or exchange of shares, or other similar corporate change, the Committee shall make appropriate substitution or adjustment in (i) the number or kind of shares or other securities reserved for issuance pursuant to the Plan; and (ii) the number and kind of shares subject to unexercised Options theretofore granted and in the option price of such shares; and (iii) the number and kind of shares of Restricted Stock and Special Stock Awards; provided, however, that no substitution or adjustment shall obligate Moore to issue or sell fractional shares. The Committee may, in its sole discretion, pay cash in lieu of any fractional Common Shares in settlement of awards under the Plan. Notice of any adjustment shall be given by the Committee to each Participant whose award under the Plan has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

1.5.     Withholding

         Moore shall have the right to deduct from all amounts paid in cash, or to otherwise require, prior to the issuance or delivery of any Common Shares, payment by the Participant of any taxes required by law to be withheld. In the case of payments in the form of Common Shares, the Participant shall be required to pay to the Corporation the amount of any taxes required to be withheld with respect to such shares; in lieu thereof, the Corporation shall have the right to sell without notice or to permit the Participant to elect to have the Corporation sell, a sufficient number of shares to cover the amount required to be withheld, or to withhold any such amount from the Participant's salary. Any fraction of a Common Share required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

1.6.     Expenses

         The expenses of administering the Plan by Moore shall be borne by Moore.

1.7.     Non-exclusivity

         Nothing contained herein shall prevent the Corporation, the Board or the Committee from adopting other or additional compensation arrangements, subject to regulatory and shareholder approval if required, and such arrangements may be either generally applicable or applicable only in specific cases. No award under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of Moore nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation, except as specifically provided in any such plan.


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1.8.     Subsidiary

         The term "Subsidiary" means, with respect to the Corporation, any corporation of which at least a majority of the voting shares are at the time, directly or indirectly, owned by the Corporation, and includes any corporation in like relationship to a Subsidiary.

1.9.     Amendment

         The Board may amend, suspend or terminate the Plan or any portion thereof at any time in accordance with applicable legislation and subject to regulatory approval, provided that no amendment shall be made without shareholder approval which shall (i) increase (except as provided in Section 1.4(b) hereof) the maximum aggregate number of shares which may be issued pursuant to the Plan; (ii) increase the maximum individual Participant limitations for a fiscal year; (iii) change eligibility requirements for participation in the Plan; (iv) decrease the minimum option price of any Stock Option; (v) extend the maximum option period; (vi) materially increase the benefits accruing to Participants in the Plan; or (vii) increase (except as provided in Section 1.4(b) hereof) the maximum aggregate number of shares which may be issued under the Plan to non-employee Directors. No such amendment, suspension or termination shall alter or impair any right theretofore granted to any Participant without the consent of such Participant. In no event may any portion of the Plan intended to satisfy the requirements of: (i) the performance-based exception under Section 162(m) of the United States Internal Revenue Code of 1986, as amended (the "Code") or (ii) Section 422 of the Code be amended without shareholder approval if such amendment without shareholder approval would cause such portion of the Plan to fail to satisfy the requirements of such exception or such Section, as the case may be.

         With the consent of the Participant affected thereby and subject to regulatory approval, the Committee or the Board may amend or modify any outstanding Option, award of Restricted Stock or Special Stock Award (collectively, "Awards") in any manner to the extent that the Committee or the Board, as the case may be, would have had the authority to initially make such grant as so modified or amended, including without limitation, to change the date or dates as of which an Option becomes exercisable or the restrictions on shares of Restricted Stock are removed. No action may be taken pursuant to this paragraph which would result in an Award intended to satisfy the requirements of
Section 162(m) of the Code to fail to satisfy any such requirements.

1.10.    Laws

         The Plan and all matters to which reference is made herein shall be governed by and construed in accordance with the laws of the Province of Ontario, and the laws of Canada applicable therein.

         The Committee may postpone any exercise of any Option or the issue of any Common Shares pursuant to the Plan for such time as the Committee in its discretion may deem necessary in order to permit Moore to effect or maintain registration of the Plan or the Common Shares issuable pursuant thereto under the securities laws of any applicable jurisdiction, or to

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                                      -5-


determine that such shares and the Plan are exempt from such registration. Moore shall not be obligated by any provision of the Plan or grant or award thereunder to sell or issue shares in violation of the law of any government having jurisdiction therein. In addition, Moore shall have no obligation to issue any Common Shares pursuant to the Plan unless such shares shall have been duly listed, upon official notice of issuance, with each stock exchange on which such shares are listed for trading.

1.11.    Effective Date

         The Plan shall be effective on February 22, 2001 and shall expire on February 21, 2004, provided, however, that if the Plan is not approved by shareholders of the Corporation prior to December 31, 2001, the Plan and all Options and all grants hereunder shall be null and void and shall be of no effect.

         SECTION 2. STOCK OPTIONS

2.1.     Stock Option Grants

         Subject to the provisions hereof, the Committee, subject to ratification by the Board, shall have the authority to determine the Participants to whom Options shall be granted, the number of Common Shares to be covered by each Option, the conditions and limitations, if any, in addition to those set forth in Section 2.3 hereof, applicable to the exercise of an Option, including, without limitation, the nature and duration of the restrictions, if any, to be imposed upon the sale or other disposition of Common Shares acquired upon exercise of the Option, and the nature of the events, if any, and the duration of the period in which any Participant's rights in respect of Common Shares acquired upon exercise of an Option may be forfeited. A Participant may receive Options on more than one occasion under the Plan. The Committee shall have the authority to grant Options as either Incentive Stock Options ("ISOs") or Non-Qualified Stock Options ("NQSOs") for purposes of United States income tax legislation; provided, however, that ISOs shall not be granted to non-Employee Participants. To the extent that any Option does not qualify as an ISO (whether because of its provisions or the time and manner of its exercise or otherwise), it shall constitute a separate NQSO.

         To the extent that the aggregate Fair Market Value of shares with respect to which Options designated as ISOs are exercisable for the first time by any Participant during any year (under all plans of the Corporation and any parent or subsidiary corporation (as such terms are defined in Section 424 of the Code) thereof) exceeds US$100,000, such Options shall be treated as not being ISOs. The foregoing shall be applied by taking Options into account in the order in which they were granted. For the purposes of the foregoing, the Fair Market Value of any Common Share shall be determined as of the time the Option with respect to such share is granted. In the event the foregoing results in a portion of an Option designated as an ISO exceeding the above US$100,000 limitation, only such excess shall be treated as not being an ISO. In addition, if an Employee does not remain employed by the Corporation, any subsidiary or any parent at all times from the time an ISO is granted until 3 months prior to the date of exercise thereof (or such other period as required by applicable law), such Option shall be treated as a NQSO. Should any provision of this Plan not be necessary in order for the Options to

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                                      -6-


qualify as ISOs, or should any additional provisions be required, the Committee may amend this Plan accordingly, without the necessity of obtaining the approval of the shareholders of the Corporation.

         "Fair Market Value" means the average of the high and low prices at which Common Shares are traded in board lots on The Toronto Stock Exchange at the close of business on the trading day preceding the date of grant, or if not traded on such date, the average of the closing bid and asked prices on such exchange for that date. If such exchange was not open for trading on that date, Fair Market Value shall be so determined by reference to the last preceding date on which the exchange was open for trading. If the Common Shares are not traded on The Toronto Stock Exchange but are otherwise publicly traded, the Committee shall determine in good faith a method for determining "Fair Market Value". If the Common Shares are not publicly traded, "Fair Market Value" means the price for Common Shares set by the Committee in good faith.

2.2.     Option Price

         The Committee shall establish the option price at the time each Option is granted, which shall in all cases be not less than 100% of the Fair Market Value of the shares covered by such Option; provided, however, that if an ISO is granted to a person (a "Ten Percent Shareholder") owning shares possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, its subsidiaries or its parent (as such terms are defined in Section 424 of the Code), the option price shall be no less than 110% of the Fair Market Value of the shares covered by such Option. The option price shall be subject to adjustment in accordance with the provisions of Section 1.4(b) thereof. Notwithstanding the foregoing, subject to regulatory approval if required, even if any Option is modified, extended or renewed and, thereby, deemed to be the issuance of a new Option under applicable tax or accounting rules, the option price may continue to be the original exercise price even if less than the Fair Market Value of the shares at the time of such modification, extension or renewal.

2.3.     Exercise of Options

     (a) Options shall not be exercisable later than ten years after the date of grant; provided, however, that an ISO granted to a Ten Percent Shareholder shall not be exercisable later than five years after the date of grant.

     (b) The Committee may determine when any Option shall become exercisable and may determine that the Option shall be exercisable in installments, and may impose such other restrictions as it shall deem appropriate. If the Committee provides, in its discretion, that any Option is exercisable subject to certain limitations (including, without limitation, that such Option is exercisable only in installments or within certain time periods), the Committee may, subject to regulatory approval if required, waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such Option may be exercised), based on such factors, if any, as the Committee shall determined in its sole discretion.

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                                      -7-


     (c) Except as provided in the next sentence, Options shall not be transferable or assignable by the Participant otherwise than by will or the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by the Participant or his or her legal guardian or representative and after death only by the Participant's legal representative. The Committee may determine at the time of grant or thereafter that a NQSO that is otherwise not transferable pursuant to this Section 2.3(c) is transferable, to the extent permitted by applicable law, in whole or in part and in such circumstances, and under such conditions, as specified by the Committee.

     (d) Except as otherwise determined by the Committee: (i) in the event that an Employee Participant ceases to be an Employee for any reason other than death, retirement or disability, each of the Options held by the Participant shall cease to be exercisable after the date of termination of employment; or
(ii) in the event of termination of an Employee Participant's employment as a result of death, retirement or disability, all of such Participant's Options shall thereupon become fully exercisable and remain exercisable within one year after the date of termination of employment, whether or not otherwise fully exercisable on that date. In no event shall any Option be exercisable after its stated termination date.

         The terms "retirement" and "disability" shall be interpreted in accordance with the Moore retirement and disability policies applicable to a Participant.

     (e) Each Option shall be confirmed by an agreement executed by Moore and by the Participant.

     (f) The option price of each Common Share as to which an Option is exercised shall be paid in full (i) in cash at the time of such exercise; (ii) through a procedure whereby the Participant delivers irrevocable instructions to a broker approved by the Committee to deliver promptly to the Corporation an amount equal to the purchase price either upon exercise or sale, as approved by the Committee; or (iii) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, the relinquishment of Options. No Common Shares shall be issued until payment therefor, as provided herein, has been made or provided for.

     (g) The Committee may in its discretion permit Participants to defer delivery of Common Shares acquired pursuant to a Participant's exercise of an Option in accordance with the terms and conditions established by the Committee.

     (h) Notwithstanding anything to the contrary contained herein, any Option granted pursuant to the Plan and still outstanding at the date of a Change in Control (as defined in Appendix B), shall become fully exercisable as to all shares from and after the date of such Change in Control.

2.4.     Participant Not a Shareholder

         A Participant shall have no rights as a shareholder of the Corporation with respect to any Common Shares covered by any Option until such time as and to the extent only that such Option has been exercised.


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         SECTION 3. RESTRICTED STOCK AWARDS

3.1.     Restricted Stock Awards

         The Committee, subject to ratification by the Board, may in its discretion authorize the issue to any Employee Participant of shares to which are attached restrictions as to ownership, resale or such other matters as the Committee may determine ("Restricted Stock"). Subject to the provisions of the Plan, the Committee shall have the authority to determine the number of shares of Restricted Stock to be awarded to each Participant, the duration of the period (the "Restricted Period") during which, and the conditions under which, the Restricted Stock may be forfeited to the Corporation, the price to be paid by the recipient (which may be zero to the extent permitted by applicable law) and the terms and conditions of the award in addition to those contained in
Section 3.2. The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance goals, including performance goals set forth in Appendix A established in accordance with Section 162(m) of the Code (the "Performance Criteria"), or such other factors as the Committee may determine, in its sole discretion. Such determinations shall be made by the Committee at the time of the award but in no event shall the duration of the Restricted Period be less than two or more than seven years. An Employee Participant may receive awards of Restricted Stock on more than one occasion under the Plan.

3.2.     Terms and Conditions

     (a) Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as herein provided, during the Restricted Period. Each Employee Participant receiving shares of Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of shares of Restricted Stock. Stock certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant, bear an appropriate legend referring to the terms, conditions and restrictions applicable to such shares of Restricted Stock and deposited by him or her, together with a stock power endorsed in blank, with the Corporation or its agent. At the expiration of the Restricted Period without prior forfeiture of the Restricted Stock, the Corporation shall deliver such certificates to the Participant, or his or her legal representative. The Committee may determine that any or all shares of Restricted Stock should be registered in the name of, or the certificates therefor held by, a trustee. The Committee may accelerate the vesting of all or any part of any Restricted Stock award and/or waive the deferral limitations for all or any part of any Restricted Stock award.

     (b) Except as provided in subsection (a) hereof or the next sentence, during the Restricted Period the Employee Participant shall have all the rights of a holder of the shares comprising the Restricted Stock, including but not limited to the right to receive any dividends (or amounts equivalent to dividends), the right to exercise any voting rights thereunder and, subject to and conditioned upon the full vesting of Restricted Stock, the right to tender such shares. The Committee may, in its sole discretion, determine at the time of grant that the payment of dividends shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period.

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                                      -9-


     (c) In the event an Employee Participant ceases to be an Employee upon the occurrence of his or her death, retirement or disability during the Restricted Period, the restrictions imposed hereunder shall, except as limited by the agreement referred to in (d) hereof, lapse with respect to such number of shares of Restricted Stock as shall be determined by the Committee with respect to each award, but in no event less than a number equal to the product of (i) a fraction the numerator of which is the number of completed months which have elapsed subsequent to the date of such award and the denominator of which is the number of months in the Restricted Period for such award, and (ii) the number of shares of Restricted Stock covered by such award. In the event a Participant ceases to be an Employee for any other reason during the Restricted Period, all shares of Restricted Stock shall thereupon be forfeited to the Corporation. All shares of Restricted Stock which are forfeited to the Corporation shall be deemed to have been acquired by it from the Participant for no consideration.

     (d) Each award shall be confirmed by an agreement executed by the Corporation and by the Participant, which agreement shall expressly provide, inter alia, that the shares received thereunder and the disposition of said shares shall be subject to the provisions of all applicable securities and other legislation and, the terms and conditions applicable in the event the Participant is granted a leave of absence.

         SECTION 4. SPECIAL STOCK AWARDS

4.1.     Special Stock Award Grants

         The Committee, subject to ratification by the Board, may grant Special Stock Awards to Employee Participants in payment of the amount due such Participants under an incentive or performance plan sponsored or maintained by Moore which provides for such alternative. Grants of Special Stock Awards may be made in the form of Restricted Stock or unrestricted Common Shares and may be subject to such other terms and conditions as the Committee may determine.

4.2.     Foreign Grants

         The Committee, subject to ratification by the Board, may also grant other types of equity-based awards to key Employees subject to tax or securities laws in those locations (other than Canada or the United States) in which the law, including exchange control regulations, taxation or securities laws, unduly restricts the grant or effectiveness of Options or Restricted Stock as determined by the Committee.

                                   APPENDIX A

           PERFORMANCE CRITERIA FOR PERFORMANCE-BASED RESTRICTED STOCK INTENDED TO SATISFY THE REQUIREMENTS OF SECTION 162(M) OF THE CODE
       ------------------------------------------------------------------

                  Performance Criteria for performance-based Restricted Stock intended to satisfy the requirements of Section 162(m) of the Code shall be based on one or more of the following Performance Criteria: (i) the attainment of certain target levels of, or a specified percentage increase in, revenues, income before income taxes and extraordinary items, net income, earnings before income tax, earnings before interest, taxes, depreciation and amortization, funds from operation of real estate investments or a combination of any or all of the foregoing; (ii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits including, without limitation, that attributable to continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow; (iv) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, the Corporation's bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Corporation, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee; (v) the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations; (vi) the attainment of certain target levels of, or a specified increase in return on capital employed or return on invested capital; (vii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholders' equity; (viii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula or net after-tax operating profit less cost of capital formula; (ix) the attainment of certain target levels in the fair market value of the shares of the Corporation's common shares; and (x) the growth in the value of an investment in the Corporation's common shares assuming the reinvestment of dividends. For purposes of item (i) above, "extraordinary items" shall mean all items of gain, loss or expense for the fiscal year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to a corporate transaction (including, without limitation, a disposition or acquisition) or related to a change in accounting principle, all as determined in accordance with applicable account standards.

                  In addition, such Performance Criteria may be based upon the attainment of specified levels of Corporation (or subsidiary, division or other operational unit of the Corporation) performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under Section 162(m) of the Code, but only to the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may:
(i) designate additional business criteria on which the Performance Criteria may be based or (ii) adjust, modify or amend the aforementioned business criteria.

                  The foregoing limitations shall not affect the performance criteria which may be utilized with regard to Restricted Stock not intended to satisfy Section 162(m) of the Code.

                                   APPENDIX B

                                CHANGE IN CONTROL
                                -----------------

A "Change in Control" shall mean any of the following: (i) (A) the acquisition of direct or indirect beneficial ownership (as determined under Rule 13d-3 promulgated under the United States Securities Exchange Act of 1934), in the aggregate, of securities of the Corporation representing thirty percent (30%) or more of the total combined voting power of the Corporation's then issued and outstanding voting securities entitled to vote in the general election for directors by any person or entity or group of associated persons or entities (within the meaning of Section 13(d)(3) or 14(d)(2) of the United States Securities Exchange Act of 1934) acting in concert (other than the Corporation or its Subsidiaries or any employee benefit plan of either) (a "Person"), provided that, if a buyback of shares by the Corporation causes the Person to attain such limit, such limit shall not be deemed attained unless and until such Person acquires any such voting securities of the Corporation after the buyback that caused the level to be attained; (B) the amalgamation, merger or consolidation of the Corporation with any Person other than (a) an amalgamation, merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) fifty percent (50%) or more of the combined voting power (based on normal issue voting) of the voting securities of the Corporation or such surviving or parent entity outstanding immediately after such amalgamation, merger or consolidation in substantially the same proportion as immediately prior to such amalgamation, merger or consolidation; or (b) an amalgamation, merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly (as determined under Rule 13d-3 promulgated under the United States Securities Exchange Act of 1934), of securities representing more than the amounts set forth in (A) above; (C) the approval by the shareholders of the Corporation of any plan or proposal for the complete liquidation or dissolution of the Corporation; or (D) the sale or other disposition of all or substantially all of the assets of the Corporation other than the sale or other disposition of all or substantially all of the assets of the Corporation either (x) to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power (based on normal issue voting) of the voting securities of the Corporation at the time of the sale, or (y) in a manner such that after such sale or other disposition the ultimate parent entity of the acquirer is, directly or indirectly, owned (based on normal issue voting) at least fifty percent (50%) by shareholders who immediately prior to such transaction owned at least fifty percent (50%) of the voting power (based on normal issue voting) of the Corporation immediately prior to such transaction in materially the same proportion as owned by such shareholders immediately prior to such transaction; or (ii) during any period of not more than twenty-four (24) consecutive months, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into agreement with the Corporation to effect a transaction described in clause (i) or whose initial assumption of office is in connection with an actual or threatened "election contest" relating to the election of the directors of the Corporation (as such terms are used in Rule 14a-11 under the United States Securities Exchange Act of 1934)) whose election by the Board or nomination for election by the Corporation's shareholders was approved by a vote of at least two-thirds of the


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                                      -12-


directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof. Only the first Change in Control after the date hereof shall be deemed a Change in Control hereunder.